UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 10, 2010


                                   CYTTA CORP.
             (Exact name of registrant as specified in its charter)

        Nevada                          333-139699                   98-0505761
(State of Incorporation)          (Commission File No.)             (Tax ID No.)

                     905 Ventura Way, Mill Valley, CA 94941
                    (Address of principal executive offices)

       Registrant's Telephone Number, including area code: (702) 307-1680

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR240.13e-4(c)).
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 10th, 2010, the Company entered into an MVNO Mobile Virtual Network Operator Agreement (herein "MVNO Agreement") with Vonify Inc of Toronto, Canada and Georgetown, Grand Cayman Island, BWI (herein "Vonify") and MVNO Mobile Virtual Network Operator Corp (herein "MVNO") of New Westminster, Canada for a license to provide all the "Services" of the Vonify Network to third parties, in the medical marketplace in the USA. The Vonify Network includes those integrated mobile switching facilities, servers, cell sites, telecom and internet connections, billing systems, validation systems, gateways, landline switches and other related facilities used to provide the Services. The Services to be marketed by Cytta are defined as wireless telecommunications services for the Global System for Mobile (GSM) communications. In exchange for the MVNO Agreement, Cytta is required to issue 250,000,000 shares of the Company's common stock to Vonify. This transaction will result in Vonify becoming a greater than 10% shareholder of the Company. Mr. William Becker, a Director of the Company, is a controlling shareholder of Vonify.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective on November 15th, 2010 Mr. William Becker was elected a Director of the Company.

The following is a brief description of Mr. Becker's business experience:

William W. Becker, 81, is the principal owner of Hartford Holding Ltd an investment corporation which owns interests in real estate, oil and gas and telecommunication entities. Mr. Becker's illustrious career has seen him found and develop a number of extremely successful companies in telecommunications, cable television, oil and gas, real estate development, and other industries. Mr. Becker was an initial investor and founder of ICG (then known as IntelCom Group Inc), a telecommunications carrier, which was originally listed in Canada. Mr. Becker was the Chairman of the Board and CEO from 1987 to 1995. Mr. Becker was instrumental in the creation and development of ICG which was ultimately listed on the American Stock Exchange, (now NYSE AMEX Equities), where it became a multibillion dollar company. Mr. Becker currently resides on Grand Cayman Island, BWI.

Effective on November 15th, 2010 Mr. Michael Scott was elected a Director of the Company.

The following is a brief description of Mr. Scott's business experience:

Michael Scott, 52, is the current President and CEO of Vonify Inc. a private Canadian company operating a full feature USA domestic mobile network (voice/data/text) and providing our customers with domestic and international services with an advanced international roaming solutions. Mr. Scott is an electrical engineer and has worked in the telecommunications arena for over 28 years, since graduating with distinction from Concordia University of Montreal, Canada. Mr. Scott has also previously held positions at senior management levels with various telecommunications companies in the USA and Canada. Mr. Scott currently resides in Toronto, Canada.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 MVNO Mobile Virtual Network Operator Agreement

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:
November 29th, 2010


Cytta Corp.


By: /s/ Stephen Spalding
   --------------------------------
   Stephen Spalding
   CEO  & CFO


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